UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 9, 2017

3M COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

As described in this Current Report, effective in the first quarter of 2017, as part of 3M’s continuing effort to improve the alignment of its businesses around markets and customers the Company made the following changes:

Integration of former Renewable Energy Division

•

3M’s former Renewable Energy Division (RED) has been integrated into existing divisions within the Electronics and Energy business segment and Safety and Graphics business segment. 3M is committed to leadership in sustainability and to enabling the advancement of energy solutions into the future. Integrating RED’s offerings into larger divisions already serving these segments will provide increased scale and build on strength by leveraging 3M’s existing brands, go-to-market capabilities, and relationships to support growth objectives.

Creation of Automotive and Aerospace Solutions Division

•

3M created the Automotive and Aerospace Solutions Division, which combines the former Automotive Division and Aerospace and Commercial Transportation Division. Combining the strengths along with the deep industry knowledge of each business will enable this new division to utilize shared technology platforms and processes to deliver a broader set of innovative solutions, along with world-class quality and service to 3M’s customers. This combination will help accelerate the Company’s profitable growth and market relevance across the automotive, aerospace and commercial transportation industries.

Consolidation of U.S. customer account activity - impacting dual credit reporting

•

The Company consolidated its customer account activity in the U.S. into more centralized sales districts. This improved alignment reduces the complexity for customers when interacting with multiple businesses within 3M, creating a better customer experience. 3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. This dual credit is based on which business segment provides customer account activity with respect to a particular product sold in the U.S. The alignment of U.S. customer accounts to fewer, more focused sales districts changed the attribution of dual credit across 3M’s business segments.

This Current Report includes additional detail on the changes described above along with supplemental unaudited historical information relative to business segment sales and operating income on both an annual and quarterly basis for the years ended December 31, 2016, 2015 and 2014 (furnished hereunder as Exhibit 99 and incorporated herein by reference). The Company did not operate under this structure for any of these prior periods and will begin to report comparative results under the new structure with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2017.

The information contained in this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act.

Forward-Looking Statements

This Current Report contains forward-looking information about 3M’s financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as “anticipate,” “estimate,” “expect,” “aim,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “could,” “target,” “forecast” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, and capital markets conditions and other factors beyond the Company’s control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) the Company’s credit ratings and its cost of capital; (3) competitive conditions and customer preferences; (4) foreign currency exchange rates and fluctuations in those rates; (5) the timing and market acceptance of new product offerings; (6) the availability and cost of purchased components, compounds, raw materials and energy (including oil and natural gas and their derivatives) due to shortages, increased demand or supply interruptions (including those caused by natural and other disasters and other events); (7) the impact of acquisitions, strategic alliances, divestitures, and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (8) generating fewer productivity improvements than estimated; (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company’s information technology infrastructure; (10) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; and (11) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2016, and any subsequent quarterly reports on Form 10-Q (the “Reports”). Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under “Cautionary Note Concerning Factors That May Affect Future Results” and “Risk Factors” in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports). The information contained in this Current Report is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this Current Report as a result of new information or future events or developments.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99	Supplemental unaudited historical information relative to business segment changes effected during the first quarter of 2017 (furnished pursuant to Item 2.02 hereof)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

	By: /s/	Nicholas C. Gangestad
Nicholas C. Gangestad,
Senior Vice President and Chief Financial Officer

Dated: March 9, 2017